NEWS

Yum! Brands Reports First-Quarter Results
Broad-Based Global Strength Resulting in 13% System Sales Growth excluding Russia Impact;
8% Same-Store Sales Growth and Record Digital System Sales With Digital Mix Exceeding 45%

Louisville, KY (May 3, 2023) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the first-quarter ending March 31, 2023. Worldwide system sales excluding foreign currency translation grew 13% excluding Russia impact, with 8% same-store sales growth and 5% unit growth. First-quarter GAAP operating profit grew 3%. First-quarter core operating profit grew 11% including a 1 percentage point headwind from Russia. First-quarter GAAP EPS was $1.05 and first-quarter EPS excluding Special Items was $1.06. First-quarter EPS includes a negative $0.07 mark-to-market impact from unrealized investment losses and a negative $0.08 impact from foreign currency translation.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “Our first-quarter results continue to illustrate the power of our global portfolio and the advantages of our business model. The demand for our iconic brands is evident as our incredible teams and franchise partners delivered another strong quarter with system sales growth of 13% excluding Russia, driven by 8% same-store sales growth and continued development momentum. We're seeing broad-based accelerating digital sales growth leading to a record quarter for both digital system sales of nearly $7 billion and digital sales mix that exceeded 45%. I’m pleased to see the revenue flow through in the quarter translate to 11% core operating profit growth. We're proud of the strong start to the year and confident we'll continue to build on our position as the global franchisor of choice.”

RUSSIA UPDATE
•On April 17, 2023, Yum! Brands completed its exit from the Russian market by selling its KFC business in Russia to Smart Service Ltd., including all Russian KFC restaurants, operating system, master franchise rights and the trademark for the Rostik's brand. With the completion of the transaction, we have now ceased our corporate presence in Russia.
•As of the beginning of the second quarter 2022, we elected to remove Russia from our unit count and system sales, negatively impacting those key performance metrics as presented in our FIRST-QUARTER HIGHLIGHTS section and the remainder of this release.
•Removing Russia from our prior year base, key performance metrics would have been as follows:

Key Performance Metrics Adjusted for Russia	% Change
	System Sales Ex F/X	Units
KFC Division	+15	+7
Worldwide	+13	+5

FIRST-QUARTER HIGHLIGHTS
•Worldwide system sales grew 11%, excluding foreign currency translation, with KFC at 11%, Taco Bell at 12% and Pizza Hut 10%.
•We added 746 gross units during the first quarter.
•Reported record digital sales of nearly $7 billion, with digital mix exceeding 45%.
•Foreign currency translation unfavorably impacted divisional operating profit by $27 million.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+11	+9	+2	+5	+12
Taco Bell Division	+12	+8	+6	+10	+11
Pizza Hut Division	+10	+7	+3	+2	+7
Worldwide	+11	+8	+3	+3	+11
1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit.
All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Digital system sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

	First-Quarter
	2023	2022	% Change
GAAP EPS	$1.05	$1.36	(23)
Special Items EPS[1]	$(0.01)	$0.31	NM
EPS Excluding Special Items	$1.06	$1.05	Even

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Special Items.

KFC DIVISION

	First-Quarter
			%/ppts Change
	2023	2022	Reported	Ex F/X
Restaurants	28,003	27,372	+2	N/A
System Sales ($MM)	8,057	7,733	+4	+11
Same-Store Sales Growth (%)	+9	+3	NM	NM
Franchise and Property Revenues ($MM)	412	383	+8	+14
Operating Profit ($MM)	305	291	+5	+12
Operating Margin (%)	44.4	44.1	+0.3	+0.9

First-Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X	+12	+3
Same-Store Sales Growth	+11	+2

•KFC Division opened 385 gross new restaurants in 47 countries.
•Removing Russia from our first-quarter results negatively impacted KFC International system sales growth by 5 percentage points and KFC Division operating profit growth excluding foreign currency by 2 percentage points.
•Foreign currency translation unfavorably impacted operating profit by $21 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		First-Quarter (% Change)
China	25%	+17
United States	15%	+3
Europe (excluding United Kingdom)	12%	+28
Asia	11%	+12
Australia	7%	+11
United Kingdom	7%	+5
Middle East / Turkey / North Africa	6%	+27
Latin America	6%	+18
Africa	5%	+16
Thailand	2%	+15
Canada	2%	+7
India	2%	+25
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2022 adjusted for the exclusion of Russia.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

TACO BELL DIVISION

	First-Quarter
			%/ppts Change
	2023	2022	Reported	Ex F/X
Restaurants	8,276	7,831	+6	N/A
System Sales ($MM)	3,464	3,108	+11	+12
Same-Store Sales Growth (%)	+8	+5	NM	NM
Franchise and Property Revenues ($MM)	201	179	+12	+12
Operating Profit ($MM)	204	185	+10	+11
Operating Margin (%)	35.6	35.7	(0.1)	Even

•Taco Bell Division opened 79 gross new restaurants in 16 countries.
•Taco Bell U.S. system sales grew 11% and Taco Bell International system sales excluding foreign currency grew 25%.
•Taco Bell U.S. same-store sales grew 9% and Taco Bell International same-store sales grew 4%.
•Company-owned restaurant margins were approximately 22%, flat year-over-year.
•Foreign currency translation unfavorably impacted operating profit by $1 million.

PIZZA HUT DIVISION

	First-Quarter
			%/ppts Change
	2023	2022	Reported	Ex F/X
Restaurants	19,046	18,518	+3	N/A
System Sales ($MM)	3,336	3,160	+6	+10
Same-Store Sales Growth (%)	+7	Even	NM	NM
Franchise and Property Revenues ($MM)	155	151	+3	+6
Operating Profit ($MM)	104	102	+2	+7
Operating Margin (%)	41.2	42.1	(0.9)	(0.1)

First-Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X	+10	+10
Same-Store Sales Growth	+5	+8

•Pizza Hut Division opened 271 gross new restaurants in 31 countries.
•Foreign currency translation unfavorably impacted operating profit by $5 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		First-Quarter (% Change)
United States	41%	+10
China	16%	+24
Asia	14%	(1)
Europe	14%	+3
Latin America	6%	+5
Middle East / Africa	4%	+10
Canada	3%	+7
India	2%	+16

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets. Note that during the first quarter of 2023 Pizza Hut Division realigned their international market structure.
2Reflects Full Year 2022 adjusted for the exclusion of Russia.

HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division system sales grew 8% with flat same-store sales growth.
•The Habit Burger Grill Division opened 11 gross new restaurants in the U.S. and Cambodia.

OTHER ITEMS
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the first-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time May 3, 2023. The number is 844/200-6205 for U.S. callers, 833/950-0062 for Canada callers, and 929/526-1599 for international callers, conference ID 981951.

The call will be available for playback beginning at 10:00 a.m. Eastern Time May 3, 2023 through May 10, 2023. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, 0204/525-0658 for U.K. (local), and +44/204-525-0658 internationally, conference ID 146153.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q1 2023 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the severity and duration of the COVID-19 pandemic; food safety and food- or beverage-borne illness issues; adverse impacts of catastrophic or unforeseen events; the success of our concepts’ franchisees; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, or our portfolio business model; our significant exposure to the Chinese market; our global operations; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy and data protection legal requirements; our ability to successfully implement technology initiatives; our increasing dependence on multiple digital commerce platforms; the impact of social media; our ability to protect our trademarks and other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel, labor shortages and increased labor costs; changes in food prices and other operating costs; our corporate reputation and the value and perception of our brands; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of climate change; pending or future litigation and legal claims or proceedings; changes in, or noncompliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and economic conditions, including inflationary pressures; competition within the retail food industry; risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 55,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and the Habit Burger Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-style food, and pizza categories, respectively. The Habit Burger Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2023, the KFC, Taco Bell and Pizza Hut brands were ranked in the top five of Entrepreneur’s Top Global Franchises Ranking. In addition, in 2023 Yum! Brands was included on the Bloomberg Gender-Equality Index; Forbes’ list of America’s Best Employers for Diversity; and Newsweek’s lists recognizing America’s Most Responsible Companies, America’s Greatest Workplaces for Diversity and America’s Greatest Workplaces for Women. In 2022, the Company was named to the Dow Jones Sustainability Index North America.

Analysts are invited to contact:
Jodi Dyer, Vice President, Investor Relations at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change
	3/31/23	3/31/22	B/(W)
Revenues
Company sales	$474	$470	1
Franchise and property revenues	770	714	8
Franchise contributions for advertising and other services	401	363	10
Total revenues	1,645	1,547	6

Costs and Expenses, Net
Company restaurant expenses	403	402	—
General and administrative expenses	282	253	(11)
Franchise and property expenses	36	32	(12)
Franchise advertising and other services expense	395	361	(9)
Refranchising (gain) loss	(4)	(4)	17
Other (income) expense	10	(6)	NM
Total costs and expenses, net	1,122	1,038	(8)

Operating Profit	523	509	3
Investment (income) expense, net	24	(7)	NM
Other pension (income) expense	(2)	—	NM
Interest expense, net	130	118	(10)
Income before income taxes	371	398	(7)
Income tax provision (benefit)	71	(1)	NM
Net Income	$300	$399	(25)

Basic EPS
EPS	$1.07	$1.38	(23)
Average shares outstanding	281	289	3

Diluted EPS
EPS	$1.05	$1.36	(23)
Average shares outstanding	285	294	3

Dividends declared per common share	$0.605	$0.57

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/23	3/31/22	B/(W)

Company sales	$110	$126	(13)
Franchise and property revenues	412	383	8
Franchise contributions for advertising and other services	165	151	9
Total revenues	687	660	4

Company restaurant expenses	96	108	11
General and administrative expenses	89	84	(6)
Franchise and property expenses	26	24	(11)
Franchise advertising and other services expense	164	151	(9)
Other (income) expense	7	2	NM
Total costs and expenses, net	382	369	(3)
Operating Profit	$305	$291	5

Company restaurant margin %[1]	12.0%	14.1%	(2.1) ppts.

Operating margin	44.4%	44.1%	0.3 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/23	3/31/22	B/(W)

Company sales	$229	$214	7
Franchise and property revenues	201	179	12
Franchise contributions for advertising and other services	142	124	14
Total revenues	572	517	11

Company restaurant expenses	179	167	(7)
General and administrative expenses	45	36	(25)
Franchise and property expenses	5	6	14
Franchise advertising and other services expense	138	123	(12)
Other (income) expense	1	—	NM
Total costs and expenses, net	368	332	(11)
Operating Profit	$204	$185	10

Company restaurant margin %[1]	22.2%	21.9%	0.3 ppts.

Operating margin	35.6%	35.7%	(0.1) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/23	3/31/22	B/(W)

Company sales	$5	$5	2
Franchise and property revenues	155	151	3
Franchise contributions for advertising and other services	94	88	7
Total revenues	254	244	4

Company restaurant expenses	5	5	3
General and administrative expenses	51	50	(3)
Franchise and property expenses	3	2	(30)
Franchise advertising and other services expense	93	87	(7)
Other (income) expense	(2)	(2)	NM
Total costs and expenses, net	150	142	(6)
Operating Profit	$104	$102	2

Company restaurant margin %[1]	3.9%	(0.7)%	4.6 ppts.

Operating margin	41.2%	42.1%	(0.9) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 3/31/23	12/31/22
ASSETS
Current Assets
Cash and cash equivalents	$349	$367
Accounts and notes receivable, less allowance: $39 in 2023 and $37 in 2022	622	648
Prepaid expenses and other current assets	575	594
Total Current Assets	1,546	1,609

Property, plant and equipment, net of accumulated depreciation of $1,303 in 2023
and $1,283 in 2022	1,162	1,171
Goodwill	639	638
Intangible assets, net	351	354
Other assets	1,299	1,324
Deferred income taxes	752	750
Total Assets	$5,749	$5,846

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,128	$1,251
Income taxes payable	29	16
Short-term borrowings	398	398
Total Current Liabilities	1,555	1,665

Long-term debt	11,349	11,453
Other liabilities and deferred credits	1,619	1,604
Total Liabilities	14,523	14,722

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 280 shares issued in 2023 and 2022	—	—
Accumulated deficit	(8,403)	(8,507)
Accumulated other comprehensive loss	(371)	(369)
Total Shareholders' Deficit	(8,774)	(8,876)
Total Liabilities and Shareholders' Deficit	$5,749	$5,846
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	3/31/23	3/31/22
Cash Flows - Operating Activities
Net Income	$300	$399
Depreciation and amortization	29	37
Refranchising (gain) loss	(4)	(4)
Investment (income) expense, net	24	(7)
Deferred income taxes	(4)	(77)
Share-based compensation expense	25	26
Changes in accounts and notes receivable	23	29
Changes in prepaid expenses and other current assets	(7)	(13)
Changes in accounts payable and other current liabilities	(101)	(176)
Changes in income taxes payable	28	29
Other, net	36	10
Net Cash Provided by Operating Activities	349	253

Cash Flows - Investing Activities
Capital spending	(62)	(42)
Proceeds from refranchising of restaurants	5	24
Other, net	1	(11)
Net Cash Used in Investing Activities	(56)	(29)

Cash Flows - Financing Activities
Repayments of long-term debt	(20)	(15)
Revolving credit facilities, three months or less, net	(85)	174
Repurchase shares of Common Stock	(50)	(343)
Dividends paid on Common Stock	(169)	(165)
Other, net	(10)	(28)
Net Cash Used in Financing Activities	(334)	(377)
Effect of Exchange Rate on Cash and Cash Equivalents	3	—
Net Decrease in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(38)	(153)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	647	771
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$609	$618

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•Effective Tax Rate excluding Special Items;

•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;

•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (d) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended
	3/31/23	3/31/22
Detail of Special Items
Gain associated with market-wide refranchisings(a)	$3	$3
Operating profit impact from decision to exit Russia(b)	(3)	7
Other Special Items Expense	(3)	(1)
Special Items Income (Expense) - Operating Profit	(3)	9
Tax (Expense) Benefit on Special Items(c)	2	(2)
Tax Benefit - U.S. foreign tax credit regulations issued in January 2022(d)	—	82
Special Items Income (Expense), net of tax	$(1)	$89
Average diluted shares outstanding	285	294
Special Items diluted EPS	$(0.01)	$0.31

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$523	$509
Special Items Income (Expense)	(3)	9
Foreign Currency Impact on Divisional Operating Profit	(27)	N/A
Core Operating Profit	$553	$500

KFC Division
GAAP Operating Profit	$305	$291
Foreign Currency Impact on Divisional Operating Profit	(21)	N/A
Core Operating Profit	$326	$291

Taco Bell Division
GAAP Operating Profit	$204	$185
Foreign Currency Impact on Divisional Operating Profit	(1)	N/A
Core Operating Profit	$205	$185

Pizza Hut Division
GAAP Operating Profit	$104	$102
Foreign Currency Impact on Divisional Operating Profit	(5)	N/A
Core Operating Profit	$109	$102

Habit Burger Grill Division
GAAP Operating Loss	$(5)	$(8)
Foreign Currency Impact on Divisional Operating Profit	—	N/A
Core Operating Loss	$(5)	$(8)

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.05	$1.36
Special Items Diluted EPS	(0.01)	0.31
Diluted EPS excluding Special Items	$1.06	$1.05

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	19.1%	(0.2)%
Impact on Tax Rate as a result of Special Items	(0.2)%	(20.6)%
Effective Tax Rate excluding Special Items	19.3%	20.4%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 3/31/2023
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$305	$204	$104	$(5)	$(85)	$523
Less:
Franchise and property revenues	412	201	155	2	—	770
Franchise contributions for advertising and other services	165	142	94	—	—	401
Add:
General and administrative expenses	89	45	51	13	84	282
Franchise and property expenses	26	5	3	1	1	36
Franchise advertising and other services expense	164	138	93	—	—	395
Refranchising (gain) loss	—	—	—	—	(4)	(4)
Other (income) expense	7	1	(2)	—	4	10
Company restaurant profit	$14	$50	$—	$7	$—	$71
Company sales	$110	$229	$5	$130	$—	$474
Company restaurant margin %	12.0%	22.2%	3.9%	4.9%	N/A	14.9%

	Quarter ended 3/31/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$291	$185	$102	$(8)	$(61)	$509
Less:
Franchise and property revenues	383	179	151	1	—	714
Franchise contributions for advertising and other services	151	124	88	—	—	363
Add:
General and administrative expenses	84	36	50	12	71	253
Franchise and property expenses	24	6	2	—	—	32
Franchise advertising and other services expense	151	123	87	—	—	361
Refranchising (gain) loss	—	—	—	—	(4)	(4)
Other (income) expense	2	—	(2)	—	(6)	(6)
Company restaurant profit	$18	$47	$—	$3	$—	$68
Company sales	$126	$214	$5	$125	$—	$470
Company restaurant margin %	14.1%	21.9%	(0.7)%	3.0%	N/A	14.5%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter ended 3/31/2023	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$687	$572	$254	$132	$—	$1,645

Company restaurant expenses	96	179	5	123	—	403
General and administrative expenses	89	45	51	13	84	282
Franchise and property expenses	26	5	3	1	1	36
Franchise advertising and other services expense	164	138	93	—	—	395
Refranchising (gain) loss	—	—	—	—	(4)	(4)
Other (income) expense	7	1	(2)	—	4	10
Total costs and expenses, net	382	368	150	137	85	1,122
Operating Profit (Loss)	$305	$204	$104	$(5)	$(85)	$523

Quarter ended 3/31/2022	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$660	$517	$244	$126	$—	$1,547

Company restaurant expenses	108	167	5	122	—	402
General and administrative expenses	84	36	50	12	71	253
Franchise and property expenses	24	6	2	—	—	32
Franchise advertising and other services expense	151	123	87	—	—	361
Refranchising (gain) loss	—	—	—	—	(4)	(4)
Other (income) expense	2	—	(2)	—	(6)	(6)
Total costs and expenses, net	369	332	142	134	61	1,038
Operating Profit (Loss)	$291	$185	$102	$(8)	$(61)	$509

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters ended March 31, 2023 and 2022 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with market-wide refranchisings. During both the quarters ended March 31, 2023 and 2022, we recorded net refranchising gains of $3 million, respectively, that have been reflected as Special Items.

Additionally, we recorded net refranchising gains of $1 million, during both the quarters ended March 31, 2023 and 2022, respectively, that have not been reflected as Special Items. These net refranchising gains relate to refranchising of restaurants unrelated to market-wide refranchisings and that we believe are indicative of our expected ongoing refranchising activity.

(b)In the first quarter of 2022, as a result of the Russian invasion of Ukraine, we suspended all investment and restaurant development in Russia. We also suspended all operations of our 70 company-owned KFC restaurants in Russia and began finalizing an agreement to suspend all Pizza Hut operations in Russia, in partnership with our master franchisee. Further, we pledged to redirect any future net profits attributable to Russia subsequent to the date of invasion to humanitarian efforts. During the second quarter of 2022, we completed the transfer of ownership of the Pizza Hut Russia business to a local operator who has initiated the process of re-branding locations to a non-YUM concept. In April 2023, we completed our exit from the Russia market by selling the KFC business in Russia to Smart Service Ltd., including all Russian KFC restaurants, operating system and master franchise rights and the trademark for the Rostik’s brand. Under the sale and purchase agreement, the buyer has agreed to lead the process to rebrand KFC restaurants in Russia to Rostik's and retain the Company's employees in Russia.

Our GAAP operating results continue to reflect revenues from and expenses to support the Russian operations for KFC for the quarter ended March 31, 2023, as well as for both Pizza Hut and KFC for the quarter ended March 31, 2022, within their historical financial statement line items and operating segments. However, given our decision to exit Russia and our pledge to direct any future net profits attributable to Russia subsequent to the date of invasion to humanitarian efforts, we have reclassed such net operating profits and losses from the Division segment results in which they were earned to Unallocated Other income (expense). Additionally, we have incurred certain expenses related to the transfer of the businesses and other one-time costs related to our exit from Russia which we have recorded within Corporate and unallocated G&A and Unallocated Franchise and property expenses. Also recorded in Unallocated Other income (expense) were foreign exchange impacts attributable to fluctuations in the value of the Russian ruble. The resulting net Operating Loss of $3 million and Operating Profit of $7 million for the quarters ended March 31, 2023 and 2022, respectively, have been reflected as a Special Item as the amounts are not indicative of our ongoing results.

(c)    Tax (Expense) Benefit on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.

(d)    In January 2022, the U.S. Treasury published new regulations impacting foreign tax credit utilization beginning in the Company’s 2022 tax year. These regulations made foreign taxes paid to certain countries no longer creditable in the U.S. As a result, we reversed a valuation allowance associated with existing foreign tax credit carryforwards that we then believed would be used to offset these now non-creditable taxes in 2022 and future years. This valuation allowance reversal resulted in a one-time tax benefit of $82 million in the quarter ended March 31, 2022 that was reflected as a Special Item. The U.S. Treasury published clarifying guidance in November 2022 which resulted in foreign taxes originally determined to be non-creditable under the January 2022 regulations to now be treated as creditable taxes. As such, the valuation allowance on foreign tax credit carryforwards that was released in the quarter ended March 31, 2022, was re-established in the quarter ended December 31, 2022.